EXHIBIT 2.1

FIRST AMENDMENT TO
AGREEMENT TO MERGE
AND PLAN OF REORGANIZATION

THIS FIRST AMENDMENT TO THE AGREEMENT TO MERGE AND PLAN OF REORGANIZATION (the “First Amendment”) is entered into as of September 4, 2007, between Belvedere SoCal, a company organized under the laws of California (“SoCal”), being located in San Francisco, California, and Spectrum Bank, a banking company organized under the laws of California (“Seller”), located in Irvine, California.

WHEREAS, SoCal and Seller entered into an Agreement to Merge and Plan of Reorganization dated as of July 13, 2007 (the “Agreement”);

WHEREAS, SoCal has concluded that it wishes to maintain Spectrum Bank as a separate operating subsidiary for a period of time and not immediately merge it into SoCal Bank;

WHEREAS, the Parties wish to make a change and an amendment to the Agreement which they believe to be in the best interest of their respective shareholders;

NOW, THEREFORE, in consideration of the premises and mutual promises of the Parties, the Parties hereto agree as follows:

1.
All references to the Bank Merger, the Agreement of Bank Merger and the concept of merging Spectrum Bank with and into SoCal Bank immediately after the Merger are hereby deleted from the Agreement and the Agreement, as so amended, will read as set forth in Exhibit A hereto.

2.	Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Agreement.

3.
This First Amendment may be entered into in one or more counterparts, all of which shall be considered one and the same instrument, and it shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

4.	The Agreement, in the form of Exhibit A, shall remain in full force and effect.

5.	This First Amendment shall be governed by and construed in accordance with the laws of the State of California.

WITNESS, the signature of Belvedere SoCal as of the 4th day of September, 2007, set by its President and Chief Executive Officer and its Secretary, pursuant to a resolution of its board of directors, acting by at least a majority:

BELVEDERE SOCAL

By: _______________________________	By: _______________________________
President & Chief Executive Officer	Secretary

WITNESS, the signature of Spectrum Bank, as of the 4th day of September, 2007, set by its President and Chief Executive Officer and its Secretary, pursuant to a resolution of its board of directors, acting by at least a majority:

SPECTRUM BANK

By: _______________________________	By: _______________________________
Chief Executive Officer	Secretary

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